UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2014

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of	Commission	IRS Employer
incorporation or organization)	File Number	Identification Number

220 Technology Drive, Suite 100, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant’s Telephone Number, Including Area Code:

(Former name, former address, and formal fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 16, 2014, AllDigital Holdings, Inc. (the “Company”) filed a suit in the Superior Court of the State of California in Orange County naming 3 of its prior employees, John Walpuck, David Hemingway and Konstantin Wilms, as defendants (Case Number: 30-2014-00723384-CU-IP-CJC). John Walpuck was employed as the Company’s Chief Financial Officer and Chief Operating Officer from December 1, 2010 through his resignation on November 14, 2013. David Hemingway was employed as the Company’s Vice President of Media Services from October 27, 2010 until his resignation on April 4, 2014. Konstantin Wilms was employed as the Company’s Chief Architect and Chief Technology Officer from July 11, 2011 through his resignation on December 3, 2013.

In its complaint, the Company claims that each of the defendants, among other things, misappropriated the Company’s trade secrets and breached their obligations of confidentiality to the Company. Among other damages, the Company is seeking actual damages of at least $2.5 million in lost profits by reason of defendants improper appropriation of the Company’s trade secrets, damages of $2.5 million in reasonable royalties by reason of defendants improper appropriation of the Company’s trade secrets and an injunction restraining the defendants from directly or indirectly using the Company’s trade secrets.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Complaint filed in AllDigital Holdings, Inc. vs. Walpuck (Case Number: 30-2014-00723384-CU-IP-CJC).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2014	ALLDIGITAL HOLDINGS, INC.
a Nevada corporation

	By:	/s/ Paul Summers
	Name:	Paul Summers
	Title:	Chief Executive Officer

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